UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 18, 2014, Oxygen Biotherapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Representative”), as representative of the underwriters listed on Schedule I therein (together with the Representative, the “Underwriters”), relating to the offer and sale (the “Offering”) of 9,285,714 shares (the “Closing Shares”) of the Company common stock, $0.0001 par value per share (the “Common Stock”), at a public offering price of $5.60 per share and a price to the Underwriters of $5.152 per share. The Company granted the Underwriters a 45-day option to purchase up to an additional 1,392,857 shares of Common Stock to cover over-allotments (the “Option Shares” and, together with the Closing Shares, the “Shares”), which option the Underwriters exercised on March 20, 2014.

The closing of the Offering of the Closing Shares and Option Shares (a total of 10,678,571 shares of Common Stock) occurred on March 21, 2014. The gross proceeds of the Offering were approximately $59.8 million and, at the closing, the Company received net proceeds of approximately $55.0 million.  The Underwriters received a fee in the form of a discount equal to 8.0% of the gross proceeds of the Offering, or approximately $4.8 million. The Underwriting Agreement requires the Company to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

The Offering was conducted pursuant to the Company’s registration statement on Form S-3 (File No. 333-187888), which was declared effective by the Securities and Exchange Commission on April 22, 2013, and a related prospectus supplement filed in connection with the Offering. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing summary of the Underwriting Agreement is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference. A copy of the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. relating to the legality of the issuance of the Shares is attached hereto as Exhibit 5.1. The representations and warranties contained in the Underwriting Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about the Company.

The Company issued press releases announcing the Offering on March 17, 2014 and the pricing of the Offering on March 18, 2014. Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated March 18, 2014
Exhibit 5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
Exhibit 23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1)
Exhibit 99.1	Press Release dated March 17, 2014
Exhibit 99.2	Press Release dated March 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: March 21, 2014	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated March 18, 2014
Exhibit 5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
Exhibit 23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1)
Exhibit 99.1	Press Release dated March 17, 2014
Exhibit 99.2	Press Release dated March 18, 2014